EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-142794 on Form F-3 of our report dated April 27, 2007, relating to the consolidated financial statements of Euroseas Ltd. and Subsidiaries appearing in the Annual Report on Form 20-F of Euroseas Ltd. and Subsidiaries for the year ended December 31, 2006.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
May 14, 2007